Exhibit 23.1

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS’ CONSENT

We consent to the inclusion in this Registration Statement of Wireless Age Communications, Inc. and subsidiaries on Form SB-2 of (i) our report dated March 22, 2006, appearing in the Annual Report on Form 10-KSB for the years ended December 31, 2005 and 2004, and (ii) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Toronto, Canada
September 1, 2006

/s/ MINTZ & PARTNERS LLP

MINTZ & PARTNERS LLP
Chartered Accountants